                                                                   EXHIBIT 10.49

                          [GROUP 1 AUTOMOTIVE INC LOGO]
                        INCENTIVE STOCK OPTION AGREEMENT

      THIS INCENTIVE STOCK OPTION AGREEMENT (this "Agreement") is made as of the effective date set forth on the attached notice of grant (the "Grant Notice"), between GROUP 1 AUTOMOTIVE, INC., a Delaware corporation (the "Company"), and the employee set forth on the Grant Notice ("Employee").

      To carry out the purposes of the GROUP 1 AUTOMOTIVE, INC. 1996 STOCK INCENTIVE PLAN (the "Plan"), by affording Employee the opportunity to purchase shares of the common stock of the Company ("Stock"), and in consideration of the mutual agreements and other matters set forth herein and in the Plan, the Company and Employee hereby agree as follows:

      1. GRANT OF OPTION. The Company hereby irrevocably grants to Employee the right and option ("Option") to purchase all or any part of the aggregate number of shares of Stock set forth on the terms and conditions set forth herein, in the Grant Notice and in the Plan, which Grant Notice and Plan are incorporated herein by reference as a part of this Agreement. This Option is intended to constitute an incentive stock option, within the meaning of section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code"), to the greatest extent permitted under such section of the Code or any succeeding statutes.

      2. PURCHASE PRICE. The purchase price of Stock purchased pursuant to the exercise of this Option shall be as set forth in the Grant Notice, which has been determined to be not less than 100% of the fair market value of the stock at the date of grant of this Option. For all purposes of this Agreement, fair market value of Stock shall be determined in accordance with the provisions of the Plan.

      3. EXERCISE OF OPTION. Subject to the earlier expiration of this Option as herein provided, this Option may be exercised, by written notice to the Company at its principal executive offices addressed to the attention of the Vice President of Human Resources (or such other officer or employee of the Company as the Company may designate from time to time) or by electronic exercise using the Company's "on-line" exercise system (if such system is available) at any time and from time to time after the date of grant hereof, but, except as otherwise provided below, this Option shall not be exercisable for more than the aggregate number of shares vested on or before the date of such exercise, as set forth in the Grant Notice.

      The disability or death of Employee or the termination of Employee's employment shall affect Employee's rights under this Option as follows:

      (a) Disability. If Employee's employment with the Company terminates by reason of disability (within the meaning of section 22(e)(3) of the Code), this Option may be exercised by Employee (or Employee's estate or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of the death of Employee) at any time during the period of one year following such termination, but only as to the number of shares Employee was entitled to purchase hereunder as of the date Employee's employment so terminates. After the expiration of such one-year period, this Option shall terminate and shall not be exercisable.

      (b) Death. If Employee dies while in the employ of the Company, Employee's estate, or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of the death of Employee, may exercise this Option at any time during the period of one year following the date of Employee's death, but only as to the number of shares Employee was entitled to purchase hereunder as of the date of Employee's death. After the expiration of such one-year period, this Option shall terminate and shall not be exercisable.

      (c) Voluntary Termination or Termination for Cause. If Employee voluntarily terminates (resigns) his employment with the Company or if Employee's employment with the Company is terminated by the Company for "cause", then this Option shall terminate immediately and shall not be exercisable. The Committee appointed by the Board of Directors of the Company to administer the Plan (the "Committee") may, in its sole discretion, advise Employee in writing, prior to a voluntary termination of Employee's employment with the Company, that such termination will be treated as an involuntary termination other than for "cause" that is subject to (d) below. As used in this Paragraph 3, the term "cause" shall mean (i) Employee has engaged in negligence, incompetence or misconduct in the performance of, or Employee's refusal without proper reason to perform, the duties and services of his employment with the Company, (ii) Employee has been convicted of a felony, (iii) Employee's material breach of any material provision of a Company corporate code or policy or an employment agreement, if any, between Employee and the Company or (iv) underperformance of the duties and responsibilities of Employee.

      (d) Other Involuntary Termination. If Employee's employment with the Company is terminated by the Company other than for "cause", then this Option may be exercised by Employee at any time during the period of three months following such termination, or by Employee's estate (or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of the death of Employee) during a period of one year following Employee's death if Employee dies during such three-month period, but in each case only as to the number of shares Employee was entitled to purchase hereunder as of the date Employee's employment so terminates. A termination of employment by the Company other than for "cause" includes, but is not limited to, a layoff or a sale of a dealership resulting in the loss of position within the Company. After the expiration of such three-month period (or after the expiration of the one-year period following Employee's death if Employee dies during such three-month period), this Option shall terminate and shall not be exercisable.

      This Option shall not be exercisable in any event after the expiration of ten years from the date of grant hereof. The purchase price of shares as to which this Option is exercised shall be paid in full at the time of exercise (a) in cash (including check, bank draft or money order payable to the order of the Company), (b) by delivering or constructively tendering to the Company shares of Stock having a fair market value equal to the purchase price (provided such shares used for this purpose must have been held by Employee for such minimum period of time as may be established from time to time by the Committee), (c) through a "cashless exercise" in accordance with a Company established policy or program for the same (which policy or program may contain such limitations and restrictions as the Company shall determine in its sole discretion), or (d) any combination of the foregoing. This Option may only be exercised for whole shares of Stock, and no cash in lieu of fractional shares shall be paid by the Company. Further, no fraction of a share of Stock shall be accepted by the Company in payment of the exercise price of this Option. Unless and until a certificate or certificates representing such shares shall have been issued by the Company to Employee, Employee (or the person permitted to exercise this Option in the event of Employee's death) shall not be or have any of the rights or privileges of a shareholder of the Company with respect to shares acquirable upon an exercise of this Option.

      4. WITHHOLDING OF TAX. To the extent that the exercise of this Option or the disposition of shares of Stock acquired by exercise of this Option results in compensation income to Employee for federal or state income tax purposes, Employee shall deliver to the Company at the time of such exercise or disposition such amount of money or shares of Stock as the Company may require to meet its obligation under applicable tax laws or regulations, and, if Employee fails to do so, the Company is authorized to withhold from any cash or Stock remuneration then or thereafter payable to Employee any tax required to be withheld by reason of such resulting compensation income. Upon an exercise of this Option, the Company is further authorized in its discretion to satisfy any such withholding requirement out of any cash or shares of Stock distributable to Employee upon such exercise.

      5. STATUS OF STOCK. The Company intends to register for issuance under the Securities Act of 1933, as amended (the "Act"), the shares of Stock acquirable upon exercise of this Option, and to keep such registration effective throughout the period this Option is exercisable. In the absence of such effective registration or an available exemption from registration under the Act, issuance of shares of Stock acquirable upon exercise of this Option will be delayed until registration of such shares is effective or an exemption from registration under the Act is available. The Company intends to use its reasonable efforts to ensure that no delay will occur. In the event exemption from registration under the Act is available upon an exercise of this Option, Employee (or the person permitted to exercise this Option in the event of Employee's death or incapacity), if requested by the Company to do so, will execute and deliver to the Company in writing an agreement containing such provisions as the Company may require to assure compliance with applicable securities laws.

      Employee agrees that the shares of Stock which Employee may acquire by exercising this Option will not be sold or otherwise disposed of in any manner which would constitute a violation of any applicable securities laws, whether federal or state, or the Company's Code of Conduct. Employee also agrees that
(a) the certificates representing the shares of Stock purchased under this Option may bear such legend or legends as the Committee deems appropriate in order to assure compliance with applicable securities laws, (b) the Company may refuse to register the transfer of the shares of Stock purchased under this Option on the stock transfer records of the Company if such proposed transfer would in the opinion of counsel satisfactory to the Company constitute a violation of any applicable securities laws, and (c) the Company may give related instructions to its transfer agent, if any, to stop registration of the transfer of the shares of Stock purchased under this Option.

      6. EMPLOYMENT RELATIONSHIP. For purposes of this Agreement, Employee shall be considered to be in the employment of the Company as long as Employee remains an employee of either the Company, a parent or subsidiary corporation (as defined in section 424 of the Code) of the Company, or a corporation or a parent or subsidiary of such corporation assuming or substituting a new option for this Option. Any question as to whether and when there has been a termination of such employment, and the cause of such termination, shall be determined by the Committee and its determination shall be final.

      7. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under Employee.

      8. ENTIRE AGREEMENT. This Agreement and the documents incorporated by reference herein constitute the entire agreement of the parties with regard to the subject matter hereof, and contain all the covenants, promises, representations, warranties and agreements between the parties with respect to the Option granted hereby; provided, however, that the terms of this Agreement shall not modify and shall be subject to the terms and conditions of any employment and/or severance agreement between the Company and Employee in effect as of the date of grant hereof, including, without limitation, any such terms and conditions providing for the acceleration of vesting of Employee's stock options or setting forth the effects of certain terminations of employment on Employee's stock options. Without limiting the scope of the preceding sentence, except as provided therein, all prior understandings and agreements, if any, among the parties hereto relating to the subject matter hereof are hereby null and void and of no further force and effect. Any modification of this Agreement shall be effective only if it is in writing and signed by both Employee and an authorized officer of the Company.

      9. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to conflicts of laws principles thereof.